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                                                                     EXHIBIT (4)

THIS CALLABLE MITTS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CALLABLE MITTS SECURITIES IN CERTIFICATED FORM, THIS CALLABLE MITTS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CALLABLE MITTS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CALLABLE MITTS SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                           1,000,000 Units
CUSIP 59021J 58 8                          (Each Unit representing $10 principal
                                            amount of Callable MITTS Securities)


                            MERRILL LYNCH & CO., INC.
                 Callable Market Index Target-Term Securities(R)
                                 due May 4, 2009
                   Linked to the Amex Biotechnology Index/SM/
                          ("Callable MITTS Securities")

         Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, if any, on May 4, 2009 (the "Stated Maturity").

         Payment or delivery of the Principal Amount and the Supplemental Redemption Amount, if any, and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Callable MITTS Security is one of the series of Callable Market Index Target-Term Securities(R) due May 4, 2009 Linked to the Amex Biotechnology Index/SM/.

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         Supplemental Redemption Amount

         The "Supplemental Redemption Amount" with respect to each $10 principal amount of this Callable MITTS Security equals:

                         (Ending Value - Starting Value)
                   $10 x (-----------------------------)
                         (       Starting Value        )

         provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Starting Value equals 436.49. The Ending Value will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Amex Biotechnology Index (the "Amex Biotechnology Index") determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days in the Calculation Period, then the Ending Value will equal the average (arithmetic mean) of the closing values of the Amex Biotechnology Index on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value will equal the closing value of the Amex Biotechnology Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Amex Biotechnology Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below) on that Index Business Day.

         The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the Stated Maturity to and including the second scheduled Index Business Day prior to the Stated Maturity.

         A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

         An "Index Business Day" means any day on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX") and the Nasdaq Stock Market are open for trading and the Amex Biotechnology Index or any Successor Index (as defined below) is calculated and published.

         All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Callable MITTS Securities.

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Payment at the Call Date

         The Callable MITTS Securities are callable by the Company, in whole but not in part, on any Business Day during the month of September 2005 (the "Call Period") by giving notice to the Trustee (as defined below) on any Business Day during the Call Period and specifying the date on which the Call Price (as defined below) shall be paid (the "Payment Date"). If called, each Holder of a Unit will be entitled to receive a cash payment of $12.60 (the "Call Price") in exchange for each Unit called. The Payment Date shall be no later than the twentieth Business Day after the call election. The Trustee will provide notice of the call to the Holders, specifying the Payment Date, no less than 15 calendar days prior to the Payment Date.

Adjustments to the Amex Biotechnology Index; Market Disruption Events

         If at any time the AMEX changes its method of calculating the Amex Biotechnology Index, or the value of the Amex Biotechnology Index changes, in any material respect, or if the Amex Biotechnology Index is in any other way modified so that the Amex Biotechnology Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Amex Biotechnology Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of the Amex Biotechnology Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Amex Biotechnology Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Amex Biotechnology Index, as adjusted. Accordingly, if the method of calculating the Amex Biotechnology Index is modified so that the value of the Amex Biotechnology Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the Calculation Agent shall adjust the Amex Biotechnology Index in order to arrive at a value of the Amex Biotechnology Index as if it had not been modified, e.g., as if the split had not occurred.

         "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

         (A) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, in one or more of the underlying stocks which then comprise the Amex Biotechnology Index (without taking into account any extended or after-hours trading session); or

         (B) the suspension or material limitation, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the underlying stocks which then comprise the Amex Biotechnology Index, or the stocks included in any successor index, which are traded on any major U.S. exchange.

         For the purpose of the above definition:

         (1) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange; and

         (2) for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered "material".

Discontinuance of the Amex Biotechnology Index

         If the AMEX discontinues publication of the Amex Biotechnology Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Amex Biotechnology Index (a "Successor Index"), then, upon the Calculation Agent's notification of its determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or any other entity for the Amex Biotechnology Index and calculate the Ending Value as described above under "Supplemental Redemption Amount". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to the Holders of the Callable MITTS Securities.

         In the event that the AMEX discontinues publication of the Amex Biotechnology Index and:

         .      the Calculation Agent does not select a Successor Index, or

         . the Successor Index is no longer published on any of the Calculation Days,

the Calculation Agent will compute a substitute value for the Amex Biotechnology Index in accordance with the procedures last used to calculate the Amex Biotechnology Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Amex Biotechnology Index as described below, the Successor Index or value will be used as a substitute for the Amex Biotechnology Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

         If the AMEX discontinues publication of the Amex Biotechnology Index before the Calculation Period and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

         .      the determination of the Ending Value, and

         . a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

         A "Business Day" is any day on which the NYSE, the AMEX and the Nasdaq Stock Market are open for trading.

General

         This Callable MITTS Security is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Callable MITTS Securities, and the terms upon which the Callable MITTS Securities are, and are to be, authenticated and delivered.

         The Company hereby covenants for the benefit of the Holders of the Callable MITTS Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Callable MITTS Securities.

         In case an Event of Default with respect to any Callable MITTS Securities shall have occurred and be continuing, the amount payable to a Holder of a Callable MITTS Security upon any acceleration permitted by the Callable MITTS Securities, with respect to each $10 principal amount thereof, will be equal to such $10 principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the Stated Maturity of the Callable MITTS Securities, provided, however, if the acceleration occurs before the end of the Call Period, the maximum amount payable with respect to each Callable MITTS Security will be the Call Price.

         In case of default in payment of the Callable MITTS Securities (whether at the Stated Maturity or upon acceleration), from and after such date the Callable MITTS Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 2.12% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Callable MITTS Securities to the date payment of such amount has been made or duly provided for.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Callable MITTS Security shall be conclusive and binding upon such Holder and upon all future Holders of this Callable MITTS Security and of any Callable MITTS Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Callable MITTS Security.

         No reference herein to the Indenture and no provision of this Callable MITTS Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount, if any, with respect to this Callable MITTS Security and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Callable MITTS Security may be registered on the Security Register of the Company, upon surrender of this Callable MITTS Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Callable MITTS Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Callable MITTS Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. This Callable MITTS Security shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Callable MITTS Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the

Callable MITTS Securities, this MITTS Security shall be exchangeable for Callable MITTS Securities in definitive form of like tenor and of an equal aggregate Principal Amount, in denominations of $10 and integral multiples thereof. Such definitive Callable MITTS Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Callable MITTS Securities are so delivered, the Company may make such changes to the form of this Callable MITTS Security as are necessary or appropriate to allow for the issuance of such definitive Callable MITTS Securities.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         Prior to due presentment of this Callable MITTS Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Callable MITTS Security is registered as the owner hereof for all purposes, whether or not this Callable MITTS Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Callable MITTS Security which are defined in the Indenture but not in this Callable MITTS Security shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Callable MITTS Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 3, 2002



CERTIFICATE OF AUTHENTICATION                          Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the          [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee                        By:
                                                                     Treasurer

By:                                                    Attest:
       Authorized Officer                                            Secretary